Exhibit 10.6.2


STATE OF GEORGIA
COUNTY OF RICHMOND

                                    AGREEMENT

     This Agreement, made and entered into this 16TH day of December, 1996, by and between Mayfair Homes Corporation, a Delaware Corporation, having its principal place of business at 3633 Wheeler Rd, Ste 140, Augusta, GA 30909, hereinafter referred to as "Mayfair" and Chad A. Aycock, a resident of 3180 Washington Rd, Thomson, GA 30824, hereinafter referred to as "Aycock".

                                   WITNESSETH

     Whereas, Mayfair is the registered owner of 200 shares of stock of Big Daddy's Mobile Homes, Inc., said shares constituting 100% of the issued and outstanding stock of said corporation; and

     Whereas, Aycock is desirous of obtaining 40 shares constituting 2O% ownership of Big Daddy's Mobile Homes, Inc., and

     Whereas, the parties hereto are desirous of outlining and formalizing an operating Agreement with respect to said retail lot located at 1819 Gordon Hwy, Augusta, Richmond County, Georgia, and they have, therefore, agreed between themselves as follows:

     1. Mayfair hereby conveys 40 shares of stock (representing 20% ownership) of Big Daddy's Mobile Homes, Inc., to Aycock for the purchase price of $25,000.00. Said purchase price shall be paid in the following fashion:
$10,000.00 (Ten-thousand) payable in cash at closing and a demand note for the remaining $ 15,000.00 (Fifteen-thousand).

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     2. In return for the payment by Aycock for said interest, it is agreed that
Aycock shall be entitled to receive 20% of all net profits derived from the operation of said sales center, to include, but not limited to, sales of manufactured homes, both new and used, sales of wheels and axles, and volume rebates paid unto the corporation by the manufacturers. It is agreed that such distribution shall be made to Aycock on a quarterly basis beginning with the quarter ending March 30, 1997, and continuing at the end of each subsequent quarter thereafter. It is further agreed that the $ 15,000.00 note from Aycock to Mayfair shall be deducted from said distributions.


     3. It is further agreed that the effective takeover date by Aycock shall be January 1, 1997. All sales, bills, transaction prior to date belong to Mayfair. Sales shall be construed as those applications and or deposits given prior to the end of December 30, 1996.

     4. Mayfair Homes Corporation is responsible to furnish wholesale and retail financing.

     In Witness whereof, the parties hereto have hereunto set their hands and affixed their seals on this the 16TH day of December 1996.

/s/ Scarlett D. Brown                       /s/ Chad A. Aycock
---------------------                       ------------------
WITNESS                                     CHAD A. AYCOCK

/s/ Frances M. Kelley                       MAYFAIR HOMES CORPORATION
---------------------
WITNESS                                     BY: /s/ E. Samuel Evans
                                            -----------------------
                                            E. SAMUEL EVANS, PRESIDENT

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Apple Homes
Corporation                                         3633 Wheeler Road, Suite 140
                                                               Augusta, GA 30909
                                                                  (706) 650-2015
                                                              FAX (706) 650-0629


STATE OF GEORGIA

COUNTY OF RICHMOND

                                    AMENDMENT

     This amendment is made to the agreement entered into on the 16th day of December, 1996, by and between Mayfair Homes Corporation, a Delaware Corporation now known as Apple Homes Corporation, with its principal place of business located at 3633 Wheeler Road, Suite 140, Augusta, Georgia 30909, hereinafter referred to as "Apple" and Chad A. Aycock, a resident of 3 1 80 Washington Road, Thomson, Georgia 30824, hereinafter referred to as "Aycock".

                                   WITNESSETH

     This amendment affects only those sections addressed herewith. The original agreement stays in affect in every way except for these amendments:

     1. The payment of any dividends is at the discretion of the officers of the company.

     2. It is agreed that 25-33% of the net profits of said company, (Big Daddy's Mobile Homes, Inc.), will remain in working capital until a minimum of $100,000 working capital exist.

     3. Further, it is agreed that bonuses and management fees will be at the discretion of the officers of Big Daddy's Mobile Homes, Inc. and will be paid quarterly depending on the profitability of the company.

     In witness whereof, the parties hereto set their hands and affixed their seals on this the I" day of April, 1998.


/s/ E. Samuel Evans                             /s/ Chad A. Aycock
E. Samuel Evans                                 Chad A. Aycock
President
Apple Homes Corporation